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12204.00100/MHEN/MISC-3/E629364.1
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ASSIGNMENT AND ASSUMPTION OF LEASE


     THIS ASSIGNMENT, made as of December 1994, between K-MART CORPORATION, a Michigan corporation (formerly known as S.S Kresge Company) with an address at
3100 West Big Beaver Road, Troy, Michigan 48084 ("Assignor"), and MIMBERS VALLEY FARMERS ASSOCIATION, INC., a New Mexico corporation doing business as "Farmers, Inc.," with an address at 811 South Platinum, Deming, New Mexico 88030 ("Assignee").

Recitals:

     A. Pursuant to Lease, dated March 14, 1977, between C & W Manhattan Associates ("C&W") and Assignor, as amended by the First Modification of Lease, dated September 23, 1977 (collectively, the "Lease"), Assignor leases approximately 40,000 square feet of building space together with the parcel of property in the City of Deming, Luna County, New Mexico, more particularly described in Exhibit A hereto and depicted on Exhibit B hereto (collectively, the "Premises ") . A Memorandum of the Lease was recorded at page 570 of Book
112 of Deeds in the Luna County Records. The party holding the interest of the Landlord under the Lease from time to time is herein referred to as the "Landlord."

     B. The Premises is operated as part of an integrated shopping center described in Exhibit A-1 hereto and depicted on Exhibit B pursuant to Deed of Declaration, by C&W, dated August 11, 1977 and recorded at page 157 of Book 114 of Deeds in the Luna County Records, as amended by Addendum, by C&W, dated
February 2, 1978, and pursuant to Mutual Grant of Cross-Easements, between James A. and Mary B. Peterson, Earl McLain and C&W, dated April 14, 1981 and recorded and recorded at page 488 of Book 143 of Deeds in the Luna County Records (collectively, the "Easement Agreements"). The property described in Exhibit A-1, including the Premises, and all buildings and improvements thereon is herein collectively referred to as the "Shopping Center."

     C. Assignor desires to assign its interest in and to the Lease to Assignee and Assignee desires to assume the Lease from Assignor upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the Premises, the Lease and the mutual promises contained herein, the parties covenant and agree as follows:

     1.     (a)     Effective on the date Assignor tenders to Assignee the
Premises (the "Effective Date"), Assignor assigns to Assignee all of Assignor's right, title and interest in and to the Lease, except that Assignee shall have no right to exercise the options to extend the term of the Lease provided in Article 12, subsections (g) through (1), of the Lease, which options are hereby reserved to Assignor. Effective on the Effective Date, Assignee accepts the assignment and assumes the Lease and further covenants and agrees to pay, perform and abide by all of the covenants, terms, conditions, agreements and other obligations to be performed, paid or observed under the Lease or the Easement Agreements.

          (b) The foregoing notwithstanding, if Assignee delivers to Assignor an instrument acceptable to Assignor, executed by Landlord, which releases Assignor from all liability under the Lease from and after the expiration of the extended term of the Lease described in Article 12, subsection (f), of the Lease, then Assignor shall thereupon assign to Assignee the options to extend the term of the Lease provided in Article 12, subsections (g) through (1), of the Lease.

          (c) Assignor agrees to tender possession of the Premises to Assignee with Assignor's signs, fixtures and equipment removed on or before December 31, 1995.' If Assignor does not tender possession of the Premises to Assignee by December 31, 1995, then Assignee may, at its option and as its sole and exclusive remedy, terminate this Assignment, whereupon neither party will have any further rights or liabilities under this Assignment and each party hereby thereupon releases and discharges any claim, demand or liability against the other arising from, pertaining to or involving this Assignment, the Premises or the Shopping Center.

     2. The Lease, the Premises and the Shopping Center are assigned to Assignee in their then condition by Assignor, without representation or warranty, express or implied, subject and subordinate to the Easement Agreements and all other easements, restrictions, encumbrances and recorded matters affecting the Premises or the Shopping Center, all taxes not yet due and payable, and all applicable zoning rules, restrictions, regulations, resolutions and ordinances and building restrictions and governmental regulations now or hereafter in effect. Assignee has examined the Lease, the Premises and the Shopping Center and the title to each and has found the same satisfactory.

          BY EXECUTION OF THIS ASSIGNMENT, ASSIGNEE ACKNOWLEDGES AND AGREES THAT IT HAS INSPECTED THE PREMISES AND THE SHOPPING CENTER AND SHALL ACCEPT THE SAME ON THE EFFECTIVE DATE IN THEIR THEN "AS IS" AND "WHERE IS" CONDITION. ASSIGNEE ACKNOWLEDGES AND AGREES THAT NEITHER ASSIGNOR NOR ITS AGENTS OR EMPLOYEES HAS MADE ANY EXPRESS WARRANTY OR REPRESENTATION REGARDING THE CONDITION OF THE PREMISES OR THE SHOPPING CENTER, THE QUALITY OF MATERIAL OR WORKMANSHIP OF THE PREMISES, LATENT OR PATENT, OR THE FITNESS FOR ANY PARTICULAR USE OF THE PREMISES OR THE SHOPPING CENTER AND THAT NO SUCH WARRANTY OR REPRESENTATION SHALL BE IMPLIED BY LAW OR EQUITY, IT BEING AGREED THAT ALL SUCH RISKS ARE TO BE BORNE BY ASSIGNEE.

          ASSIGNOR MAKES NO REPRESENTATION OR WARRANTY WITH RESPECT TO THE NECESSITY (OR LACK OF NECESSITY) FOR OR AVAILABILITY OF ANY PERMITS, LICENSES,
OR OTHER GOVERNMENTAL AUTHORIZATIONS IN ORDER TO MODIFY OR ALTER THE PREMISES OR TO OPERATE THE PREMISES FOR THE USES INTENDED BY ASSIGNEE, IT BEING AGREED THAT ALL SUCH RISKS ARE TO BE BORNE BY ASSIGNEE.

     3. Any rent, charges or other sums paid or payable by "Tenant" under the Lease shall be prorated between Assignee and Assignor as of the Effective Date. All real estate taxes and assessments payable by "Tenant" under Article
4 of the Lease shall be prorated as of the Effective Date based on the fiscal year of the taxing authority. Assignee shall arrange, at its cost, to have the accounts for all utility services which are furnished to the Premises placed in the name of Assignee. If Assignee fails to cause the transfer of such utility service accounts and Assignor is billed therefor and pays the same, Assignee agrees to pay to Assignor the amount of such bill or bills plus twenty-five percent (25%) of such bill or bills, which the parties hereby acknowledge and agree is a fair and reasonable estimate of the administrative costs which will be incurred by Assignor as a result of Assignee's failure, the actual amount being impossible or extremely impracticable to ascertain.

     4. Except as to claims regarding the physical or environmental condition of the Premises or of which the Assignee had actual knowledge on the date hereof, Assignor shall defend (with counsel reasonably acceptable to Assignee), indemnify and hold harmless Assignee, its successors and assigns, from and against any and all damage, loss, liability, claim, cost, expense, action and cause of action, including, without limitation, attorneys' fees and the reasonable cost of investigation, incurred by or asserted against Assignee, its successors and assigns, accruing under the Lease prior to the Effective Date or arising from or pertaining to Assignor's use, occupation, maintenance or alteration of the Premises or the Shopping Center accruing prior to the Effective Date. Assignee shall defend (with counsel reasonably acceptable to Assignor), indemnify and hold harmless Assignor, its successors and assigns, from and against any and all damage, loss, liability, claim, cost, expense, action and cause of action, including, without limitation, attorneys' fees and the reasonable cost of investigation, incurred by or asserted against Assignor, its successors and assigns, accruing under the Lease or the Easement Agreements or arising from or pertaining to Assign eels use, occupation, maintenance or alteration of the Premises or the Shopping Center.

     5. In addition to Assignee's agreement to perform and abide by the covenants and obligations of the Lease and the Easement Agreements as set forth herein, Assignee covenants and agrees with Assignor as follows:

          (a) Assignee shall not use the Premises nor permit the Premises to be used, directly or indirectly, for: a massage parlor, adult book store or pornographic display of any nature; gas station, auto service or repair center; junk yard or dump; dry cleaner; industrial purposes; or any use involving the operation of an above or below ground storage tank or the use or sale on the Premises of hydrocarbons, petrochemicals, asbestos, or any toxic, hazardous or explosive substance.

          (b) Assignee shall obtain and maintain during the term of the Lease, at its own expense, a policy for comprehensive, general public liability insuring against any cost, loss, damage or expense, incurred by reason of any claim, suit, liability or demand whatsoever for death, personal injury or property damage arising out of, pertaining to or involving the Lease and Assignee's use, occupation, maintenance or alteration of the Premises or the Shopping Center in the minimum amounts of $2,000,000 for bodily injury or death to any one person, $3,000,000 for bodily injury death to any number of persons in any one incident, and $1,000,000 for property damage, with regard to each such claim, suit, liability or demand. Such insurance shall be effected under valid and enforceable policies issued by insurers of recognized responsibility, licensed to do business in New Mexico, and shall name Assignor as an additional insured. Such policy shall also provide that it will not be canceled or materially amended without at least thirty (30) days prior written notice to Assignor and Assignee. Such policy shall not require Assignee or Assignor to pay any portion of any loss, damage or a claim prior to payment by the insurer. A certificate of such insurance shall be delivered to Assignor on the date this Assignment is executed by both parties and thereafter not less than fifteen (15) days prior to the expiration date of such policy.

          (c) If any alteration shall be desired to the Premises pursuant to Article 15 of the Lease or Assignee is obligated to restore the Premises pursuant to Article 19 of the Lease, then Assignee agrees that: (i) prior to commencing any such alteration or restoration, Assignee shall obtain Assignor's written consent to complete plans and specifications for each alteration or restoration, which consent shall not be unreasonably withheld;
(ii) construction thereon shall not unreasonably interfere with the operation or use of the remainder of Shopping Center or interfere with, hinder or prevent access to and from the Shopping Center; (iii) prior to commencing any such alteration or restoration, Assignee shall obtain and deliver to Assignor a bond payable to Assignor securing Assignee's completion of such alteration or restoration, without lien or cost to Assignor or the Premises, in accordance with the approved plans and specifications, which bond shall be in the amount of one-and-one-half times the estimated cost to complete such alteration or restoration; and (iv) Assignee shall not construct any addition to or additional building or structure on the Premises nor make any structural alteration to the Premises. Upon completion, Assignee shall deliver complete as-built plans and specifications for such alteration or restoration. All submissions to Assignor pursuant to this Section 6(b) shall be delivered to Assignor's Construction Department, Design Division, marked "Attention:
Criteria Administrator."

          (d) Assignee covenants and agrees that it shall not assign or transfer the Lease or Assignee's interest therein nor sublet the Premises or part thereof without the written consent of Assignor, which consent shall be in Assignor's sole and unfettered discretion. In any event, Assignee covenants and agrees not to assign the Lease or sublet the Premises to any federal or state Governmental agency, body or entity or enter into any loan or agreement which could in any circumstance permit a federal or state governmental agency, body or entity to succeed Assignee as the tenant or occupant of the Premises. Any assignment, transfer or subletting not in conformance with this Section 6(c) shall be void and of no effect. For purposes of this Section only, the terms, "assign" and "transfer," shall include entering into any mortgage, deed of trust or other lien secured by the interest of Assignee in the Lease or the Premises.

     6. Assignor represents and warrants to Assignee that: (i) it is in good standing under the laws of Michigan and is authorized to do business in New Mexico; (ii) it has the full right, power and authority to enter into this
Assignment without the prior consent of any person, corporation or governmental entity; (iii) the execution of this Assignment is authorized pursuant to Assignor's Bylaws and constitutes the binding obligation of Assignor; (iv) the assignment of the Lease will not conflict with or cause the breach of Assignee's Bylaws or Articles of Incorporation or any agreement to which Assignee is or may be bound; (v) to the best of its knowledge, the Lease is in full force and effect and Assignor is not in default under the Lease;
(vi) Assignor has not assigned the Lease nor sublet the Premises to any party other than Assignee; and (vii) the initial term of the Lease described in
Article 2 of the Lease expires November 30, 2002.

          Assignee represents and warrants to Assignor that: (i) it is a corporation in good standing under the laws of New Mexico and has the power to own its own property and is authorized to do business in New Mexico; (ii) the execution of this Assignment and the performance and observance of the Lease and the Easement Agreements was authorized pursuant to valid resolution of Assignee's Board of Directors and constitutes the binding obligation of Assignee; (iii) it has the full right, power and authority to enter into this Assignment without the prior consent of any other person, corporation or governmental entity; and (iv) the execution of this Assignment and the performance and observance of the Lease and the Easement Agreements will not conflict with or cause the breach of Assignee's Bylaws or Articles of Incorporation or any agreement to which Assignee is or may be bound.

     7. If: Assignee fails to perform or pay any obligation under any provision of the Lease, the Easement Agreements or this Assignment and shall not remedy such failure within twenty (20) days of notice from Assignor or Landlord, whichever first occurs; or Assignee files for bankruptcy or is adjudicated a bankrupt or insolvent or makes a general assignment for the benefit of creditors, then Assignor may, in addition to. any other remedy or indemnity it may have at law or equity or under this Assignment: (a) remedy such default on behalf of Assignee and Assignee shall reimburse Assignor for all costs thereof within ten (10) days of receipt of Assignor's statement, which amount shall bear interest at the annual rate of four percent (4%) above the prime rate last announced in the Wall Street Journal, or the highest rate permitted by law, whichever is less, from the date due until paid; and/or (b) terminate this Assignment and require Assignee to re-assign the Lease to Assignor, subject to no liens or other encumbrances, whereupon Assignee shall immediately surrender the Premises to Assignor and remove its fixtures, equipment and personal property from the Premises, repairing any damage caused thereby; and/or (c) reenter the Premises by summary proceedings, ejectment or other lawful manner and expel Assignee, and re-assign the Lease or sublet the Premises at such rent and on such terms as Assignee shall determine in its sole discretion and receive the benefits therefrom; provided, with regard to any remedy set forth in this Section 9, Assignee shall remain liable for the difference between the amount of rent and other charges under the Lease assumed in such re-assignment or subletting (after deducting therefrom all costs, including attorneys' fees, for obtaining possession of the Premises and any repairs or alterations necessary to re-assign the Lease or sublet the Premises) and the rent and other charges assumed by Assignee hereunder. In the event Assignee shall be required to reassign the Lease or is expelled, Assignee covenants and agrees to execute and deliver to Assignor any and all documents reasonably necessary to re-assign the Lease and deliver the Premises to Assignor, and, if Assignee fails or refuses to execute and deliver such documents to Assignor, Assignee hereby irrevocably appoints Assignor as its true and lawful attorney, in Assignee's name and stead and on its behalf, for the purpose of executing and delivering such documents on behalf of Assignee.
No re-entry to the Premises shall be construed as a termination of this Assignment unless Assignor shall deliver to Assignee written notice of such intention. Regardless of the exercise of any remedy, in the event of default by Assignee as described above, Assignee covenants and agrees to pay to Assignor any cost, loss or expense (together with interest thereon at the annual rate of four percent (4%) above the prime rate last announced in the Wall Street Journal, or the highest rate permitted by law, whichever is less) incurred by Assignor as a result of Assignee's default, including, without limitation, actual attorneys' fees and the reasonable costs of investigation.

     8. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given on the date received when mailed by registered or certified mail, return receipt requested, with postage pre-paid: (a) if to Assignor, to the address set forth above, marked "Attention: Vice President-Real Estate"; or (b) if to Assignee, to the address set forth above, marked Attn: Mr. Kenny Stevens; or to such other addresses as shall be furnished in writing by either party to the other. The name and address of the Landlord last provided to Assignor for notices was: Silver City Partners at c/o Parkemore Management Corporation, 539
Versailles Drive, Maitland, Florida 32751, and the payee name and address for the payment of rent under the Lease last provided to Assignor was: Silver City
Partners at C/o Parkemore Management Corporation, P.O. Box 500, Chadds Ford, Pennsylvania 19317.

     9. Subject to Section 6(d), all terms, conditions and provisions of this Assignment shall be covenants running with the Premises, or any part thereof, and all rights and interests therein, and shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors and assigns of Assignor and Assignee.

     10. This Assignment constitutes the entire agreement between the parties with regard to the Lease, the Shopping Center and the Premises. Any prior negotiations, agreements or other writings (except for the short form described in Section 15) pertaining to the subject matter of this Assignment are merged herein and extinguished. This Assignment shall be construed under the laws of New Mexico. This Assignment is the product of negotiation and the parties agree that it shall be in accordance with its fair and apparent meaning and not for or against either party. If any part of this Assignment shall be found to be invalid or unenforceable, the remainder of the Assignment shall be enforceable in accordance with its terms, deleting such unenforceable or invalid provisions.

     11. This Assignment shall not be recorded. Simultaneously with execution of this Assignment, the parties shall execute a short form notice of the assignment of the Lease, which shall be held in escrow by Assignor. Upon determination of the Effective Date and if this Assignment is not terminated pursuant to Section 1(c), the parties direct Assignor to fill in the Effective
Date on page one of such short form and record it, the cost of recording to be shared equally between the parties and Assignee to pay any transfer or conveyance tax which may be payable or assessed as a result of the assignment of the Lease or the recording of the short form. If this Assignment is terminated pursuant to Section 1(c), the parties direct Assignor to destroy the copies of the short form.

     IN WITNESS WHEREOF, the parties have executed this Assignment as of the day and year first above written.


WITNESSED:                    K-MART CORPORATION ("Assignor")


                              By:

                              Its:


                         MIMBRES VALLEY FARMERS ASSOCIATION, INC. ("Assignee")


                              By:

                              Its:                 President EXHIBIT A

A tract of land lying in the NE&frac14;NE&frac14;NE&frac14; Section 35, T.23 S., R.9 W., N.M.P.M., City of Deming, Luna County, New Mexico, more particularly described as follows: Beginning at a point on the south right of way line of U.S. Highway 80, which point bears from the NE corner of said
Section 35 marked by a bolt, WEST along the north line of said Section 35 a distance of 190.00 feet and S.O°15'48"E. parallel to the east line of said
Section 35 a distance of 60.00 feet; thence S.O°15'48"E. along a line parallel to the east line of said Section 35 a distance of 125.00 feet to a point; thence EAST along a line parallel to the north line of said Section 35 a distance of 140.00 feet to a point; thence S.O°15'48"E. along a line parallel to and 50.0 feet westerly from the east line of said Section 35 a distance of 406.51 feet to the SE corner of this tract; thence WEST along a line parallel to the north line of said Section 35 a distance of 342.92 feet to the SW corner of this tract; thence NORTH along a line perpendicular to the north line of said Section 35 a distance of 531.50 feet to the NW corner of this tract, a point on the south right of way line of said U.S. Highway 80; thence EAST along said south right of way line, being parallel to and 60.0 feet south of the north line of said Section 35 a distance of 200.48 feet to point of beginning. Said tract of land contains 3.7675 acres. EXHIBIT A-1
A tract of land lying in the NE&frac14;NE&frac14;NE&frac14; Section 35, T.23 S., R.9 W., N.M.P.M., City of Deming, Luna County, New Mexico, more particularly described as follows: Beginning at the northeast corner of this tract, which point bears from the NE corner of said Section 35 marked by a bolt, S.O°15'48"E. along the east line of said Section 35 a distance of
60.0 feet and WEST along a line parallel to the north line of said Section 35 a distance of 50.0 feet; thence S.O.°15'48"E. along a line parallel to and
50.0 feet westerly from the east line of said Section 35 a distance of 531.51 feet to the southeast corner of this tract; thence WEST along line parallel to the north line of said Section 35 a distance of 408.72 feet to point; thence NORTH along a line perpendicular to the north line of said Section 35 a distance of 30.0 feet to a point; thence WEST along a line parallel to the north line of said Section 35 a distance of 94.20 feet to a point; thence NORTH along a line perpendicular to the north line of said Section 35 a distance of 501.50 feet to the northwest corner of this tract, a point on the south right of way line of U.S. Highway 80; thence EAST along said south right of way line, being parallel to and 60.0 feet southerly from the north line of said Section 35 a distance of 500.48 feet to point of beginning. Said tract of land contains 6.0566 acres and all corners are marked by No. 5 steel rods.
      EXHIBIT B


K-Mart # 9192
Deming, New Mexico

Parties
          THIS LEASE made and entered into as of this 14th day of March, 1977 between C & W MANHATTAN ASSOCIATES, a Texas Limited Partnership having its principal office at 3431 West Alabama, Houston, Texas 77027 (herein referred to as "Landlord"), and S.S. KRESGE COMPANY, a Michigan corporation having its principal office at 3100 West Big Beaver Road, Troy, Michigan 48084 (herein referred to as "Tenant").

     WITNESSETH: That in consideration of the rents, covenants and conditions herein set forth, Landlord and Tenant do hereby covenant, promise and agree as follows:

Demised
Premises
     1. Landlord does demise unto Tenant and Tenant does take from Landlord for the term hereinafter provided, and any extension thereof, the following property: Tenant's completed building or buildings (designated K mart and K mart Food); site improvements to be constructed, as hereinafter specified, by Landlord at its expense, together with the land comprising not less than Three and 76/100 (3.76) acres described in Exhibit "A," attached hereto and made a part hereof, situated in the City of Deming, County of Luna,
State of New Mexico, said building or buildings to be in the locations depicted on Exhibit "B," attached hereto and made a part hereof, and of the following dimensions:

          K-Mart Store:          219 ft. + in Width by
                         183 ft. + in Depth........40,000 sq. ft. +


Said land, completed buildings and site improvements, together with all licenses, rights, privileges and easements appurtenant thereto shall be hereinafter collectively referred to as the "demised Premises."

Term
     2. The term of this lease shall commence upon the "date of occupancy by Tenant," as that term is defined in Article 10 hereof, and shall terminate upon such date as shall be Twenty-five (25) years from the last day of the month in which said date of occupancy by Tenant shall occur; provided, however, the term of this lease may be extended as provided in Article 12 hereof. The phrase "lease term," as used in this lease, shall be the term of this lease and any extension pursuant to said Article 12.

Annual
Rental
     3. Tenant shall, during the lease term, pay to Landlord, at such place as Landlord shall designate in writing from time to time, an annual rental of One Hundred Ten Thousand and no/100 Dollars ($110,000.00) unless abated or diminished as hereinafter provided, in equal monthly installments on the first day of each month, in advance, commencing upon the first day of the lease term; provided, however, in the event the first day of the lease term shall not be the first day of a calendar month, then the rental for such month shall be prorated upon a daily basis.